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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 6, 2002, except as to Note
(23) for which the date is March 7, 2002, relating to the financial statements and financial statement schedule, which appears in Prentiss Properties Trust's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts".


/s/ PricewaterhouseCoopers LLP

Dallas, Texas
April 5, 2002